EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Following is a list of the Registrant’s subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

                              DOMESTIC - 100 percent

Corn Products Development, Inc. (Delaware)
Corn Products Sales Corporation (Delaware)
Crystal Car Line, Inc. (Illinois)
Feed Products Limited (New Jersey)
The Chicago, Peoria and Western Railway Company (Illinois)
Cali Investment Corp. (Delaware)
Colombia Millers Ltd. (Delaware)
Hispano-American Company, Inc. (Delaware)
Inversiones Latinoamericanas S.A. (Delaware)
Bedford Construction Company (New Jersey)
Corn Products Puerto Rico Inc. (Delaware)

                              FOREIGN - 100 percent

Argentina: Corn Products Southern Cone S.A.
-Starch Holding Argentina S.A.
-Productos de Maiz, S.A.
-Macher Financier S.A.
Barbados: Corn Products International Sales Company, Inc.
Brazil: Corn Products Brasil-Ingredientes Industriais Ltda.
Canada: Canada Starch Company Inc.
-Canada Starch Operating Company Inc.
-Casco Inc.
-Casco Sales Company Inc.
-Corn Products Canada Inc.
Chile: Corn Products Chile-Inducorn S.A.
Colombia: Industrias del Maiz S.A. - Corn Products Andina
Ecuador: Indumaiz del Ecuador S.A.
Honduras: Almidones del Istmo, S.A. de C.V.
Japan: Corn Products Japan Ltd.
Kenya: Corn Products Kenya Limited
Malaysia: Stamford Food Industries Sdn. Berhad
Mexico: Compania Proveedora de Ingredientes, S.A. de C.V.
-Aracorn, S.A. de C.V.
-Arrendadora Gefemesa, S.A. de C.V.
-Bebidas y Algo Mas, S.A. de C.V.
-Bebidas Internacionales, S.A. de C.V.
Peru: Corn Products Peru S.A.C.
Singapore: Corn Products Trading Co. Pte. Ltd.

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Uruguay: Productos de Maiz Uruguay S.A.
Venezuela: Corn Products Venezuela, C.A.

                              OTHER

Brazil: GETEC Guarabara Quimica Industrial S/A - 20.17 percent
Ecuador: Poliquimicos del Ecuador S.A. - 91.72 percent
Pakistan: Rafhan Maize Products Co. Ltd. - 70.31 percent
Korea: Doosan Corn Products Korea, Inc. - 75 percent
Japan: Nihon Shokuhin Kako Kabishiki Kaisha (NSKK) - Japan Maize Products Co., Ltd.- 22.96 percent
Thailand: Corn Products Amardass (Thailand) Limited – 82.60 percent

The Company also has other subsidiaries, which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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